Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K/A




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): December 17, 2004




                        Commission File Number:   0-30018



                             MERIDIAN HOLDINGS, INC.
             (Exact name of registrants specified in its charter)




               COLORADO                                 52-2133742

     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

SECTION  1.   Registrant's Business and Operations              Not  Applicable

SECTION  2.   Financial  Information                            Not  Applicable

SECTION  3.   Securities and Trading Markets                    Not  Applicable

SECTION  4.   Matters Relating to Accountants and Financial Statements

Item 4.01  Changes in Registrant's Certifying Accountant

Pursuant to Item 304 of Regulation S-B, the Company makes the following representation:

(a) On December 16, 2004, our Board of Directors was informed by our Audit Committee, that our accountant was not a registered certified public accountant as required by Sarbanes Oxley Act of 2002 for auditing of public companies, prior to his audit of the Company's 2003 financials, and the review of subsequent interim period financial statements. The Audit Committee therefore unanimously agreed to replace Andrew M. Smith, CPA as the Company's Independent Public Accounting Firm effective immediately.

On December 17, 2004 the Board of Directors approved the engagement of Madsen and Associates CPA's Inc., as the Company's independent public accountant for the fiscal years ended December 31, 2003 and 2004, respectively.

(b)  Andrew M. Smith, CPA, was notified of  his dismissal on December 17,  2004.

(c) None of the prior certifying accountant's reports on the Company's Financial statements for the past two years contained an adverse opinion, a qualification or disclaimer of an opinion, or was modified as to uncertainty, audit scope or accounting principles.

(d) During the Company's the most recent two fiscal years and subsequent interim period up to the date of the change in certifying accountant, there were no disagreements with the accounting firm of Andrew M. Smith, CPA, on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, not resolved to the satisfaction of the accounting firm of Andrew M. Smith, CPA, would have caused the accounting firm of Andrew M. Smith, CPA to make a reference to the subject matter of the disagreement(s) in connection with his reports.

(e) Effective December 17, 2004, the Company has appointed Madsen and Associates CPA's Inc, with offices at 684 East Vine Street, Suite 3, Murray, UT 84107, as certifying accountant for the company and its' predecessor.

(f) The Company did not consult with Madsen and Associates CPA's Inc with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements prior to their engagement.

(g) The Company has requested that the accounting firm of Andrew M. Smith, CPA review the disclosure in this amended report and that it has been given the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

(h) An amended 10-KSB for 2003 and subsequent interim periods, is currently being prepared and will be filed by the Company as soon as it is made available by its new registered certifying public accountant, Madsen and Associates CPA's Inc.

SECTION  5.  Corporate governance and Management                Not  Applicable

SECTION  6.  Reserved                                           Not  Applicable

SECTION  7.  Regulation FD                                      Not  Applicable

SECTION  8:  Other Events                                       Not  Applicable

SECTION  9:  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits
c.    Exhibits

EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit  16.1  -  Acknowledgement letter to Commissioner from the Accounting firm of Andrew  M. Smith, CPA


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Meridian  Holdings,  Inc.
                                          (Registrant)

Date:  December 24, 2004              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)

                                    EXHIBIT 16.1

Acknowledgement letter to Commissioner from the Accounting firm of Andrew M. Smith, CPA


Mr. Andrew M. Smith,  CPA
3711 Long Beach Blvd, Suite 809,
Long Beach, California 90807

December  24  2004

Securities  and  Exchange  Commission
450  5th  Street,  N.W.
Washington,  D.C.  20549



Gentlemen:


I  have been furnished with a  copy  of the response to Section 4,
Item 4.01 of Form 8-K/A dated December 24, 2004 for the event that occurred on December 17, 2004 as filed by our former client, Meridian Holdings, Inc. I agree with the statements contained in paragraphs (a), (b), (c), (d), (e), (f), and (g) made in response to that Item insofar as they relate to our firm.


Very  truly  yours,

/s/  Andrew M Smith
-------------------------------
Andrew M. Smith, CPA